Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Air Industries Group, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report, dated March 30, 2007, relating to the financial statements of Air Industries Group, Inc. (formerly "Gales Industries Incorporated") as of December 31, 2006 and for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts".


                         /s/ Goldstein Golub Kessler LLP
                             Goldstein Golub Kessler LLP

New York, New York
July 9, 2007